Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-167861 on Form S-8 of our report dated June 29, 2010, with respect to the financial statements and supplemental schedule of the Yadkin Valley Bank & Trust Company 401(k) Profit Sharing Plan included in this Annual Report on Form 11-K for the year ended December 31, 2009.
Charlotte, North Carolina
June 29, 2010